Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Fourth Quarter 2022 and Full-Year Financial Results;
Declares Quarterly Cash Dividend of $0.26 per Share
Company to Host Conference Call on Friday, February 17, 2023, at 11:00 a.m. Eastern Standard Time
Reno, Nevada – February 16, 2023 – Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its fourth quarter and year ended December 31, 2022.
Fourth Quarter 2022 Financial Highlights
•Net income of $47.2 million, or $1.72 per diluted share;
•Adjusted net income of $34.4 million, or $1.25 per diluted share;
•Net investment income of $27.0 million, up 53% year-over-year;
•Net realized and unrealized gains on investments recorded through the income statement of $13.7 million;
•Gross premiums written of $173.8 million, up 22% year-over-year;
•Net premiums earned of $181.1 million, up 16% year-over-year;
•Favorable prior year loss reserve development of $23.2 million, versus $24.2 million a year ago;
•Returned $43.6 million to stockholders through a combination of share repurchases, quarterly and special dividends.
Full-Year 2022 Financial Highlights
•Net income of $48.4 million, or $1.75 per diluted share;
•Adjusted net income of $81.0 million, or $2.93 per diluted share;
•Net investment income of $89.8 million, up 24% year-over-year;
•Net realized and unrealized losses on investments recorded through the income statement of $51.8 million;
•Gross premiums written of $714.2 million, up 21% year-over-year;
•Net premiums earned of $675.2 million, up 18% year-over-year;
•Record number of ending policies in-force of 121,356, up 9% year-over-year;
•Favorable prior year loss reserve development of $33.5 million, versus $39.8 million a year ago;
•Returned $121.7 million to stockholders through a combination of share repurchases, quarterly and special dividends;
•Adjusted Book value per share of $43.78, up 3.0% year-over-year including dividends declared.
CEO Commentary
Chief Executive Officer Katherine Antonello commented: “We are pleased with our fourth quarter and full-year 2022 results and closed the year with strong revenue growth driven by sharp increases in both premium writings and net investment income. The growth in written premium in 2022 resulted from a 16% increase in new business coupled with an 8% increase in renewal business, and notable audit premium recognition.
“We maintained our current accident year loss and loss adjustment expense ratio on voluntary business at 64.0%, largely consistent with the 63.5% we recorded throughout 2021. During the fourth quarter, we recognized $23.2 million of net favorable prior year loss reserve development resulting from lower-than-expected loss emergence.”
Ms. Antonello continued, “Underwriting discipline remains a top priority as we continue to thoughtfully execute our growth strategy for both Employers and Cerity. The higher premium we experienced throughout 2022, along with our strict focus on managing our fixed expenses, resulted in a consolidated underwriting and general and administrative expense ratio of 24.7% for 2022, far lower than any other year since 2018.

“Our Cerity operating segment, which offers direct-to-consumer digital workers' compensation insurance solutions, continues to successfully grow its business within our targeted low-to-medium hazard groups. Cerity’s written premium increased to $6.7 million in 2022, from just $1.5 million in 2021.
“Our active capital management efforts throughout 2022, which consisted of $30.4 million of share repurchases, $28.8 million of regular quarterly dividends and $61.5 million of special dividends, coupled with the greater economies of scale we are achieving, bode well for the future of Employers. Our strong balance sheet and abundant underwriting capital are highly supportive of our plans for continued growth and success. Finally, I want to thank our dedicated employees for an outstanding 2022. The unwavering service you provide our agents, our policyholders and their injured workers drive our continued success.”
Summary of Consolidated Fourth Quarter 2022 Results
(All comparisons vs. fourth quarter 2021, unless noted otherwise).
Gross premiums written were $173.8 million, an increase of 22%. The increase was primarily due to higher new and renewal business writings and higher final audit premiums. Net earned premiums were $181.1 million, an increase of 16%.
Losses and loss adjustment expenses were $91.2 million, an increase of 29%. The increase was primarily due to higher earned premium and lower favorable prior year loss reserve development. The Company recognized $23.2 million of favorable prior year loss reserve development during the quarter versus $24.2 million a year ago.
Commission expenses were $26.0 million, an increase of 21%. The increase was primarily due to higher earned premiums and higher 2022 agency incentive accruals.
Underwriting and general and administrative expenses were $46.7 million, an increase of 19%. The increase resulted primarily from higher premium taxes, assessments, policyholder dividends and bad debt expenses, each of which vary with earned premium.
Net investment income was $27.0 million, an increase of 53%. The increase was due to higher bond yields and higher invested balances of fixed maturity securities, short-term investments and cash and cash equivalents, as measured by amortized cost.
Income tax expense was $8.7 million (15.6% effective rate) versus $13.6 million (19.9% effective rate). The effective rates in each period included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization. The effective rate in the fourth quarter of 2022 further benefited from pre-privatization favorable prior year loss and loss adjustment expense reserve adjustments and a non-recurring tax benefit attributable to the repeal of Internal Revenue Code section 847.
The Company’s book value per share including the deferred gain of $38.67 decreased by 12.3% during 2022, computed after taking into account dividends declared. This measure was adversely impacted by $202.3 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet) and $38.2 million of net after tax unrealized losses arising from equity securities and other investments (which are reflected on the income statement). The Company's adjusted book value per share of $43.78 increased by 3.0% during 2022, computed after taking into account dividends declared. This measure was adversely impacted by $38.2 million of net after tax unrealized losses arising from equity securities and other investments (which are reflected on the income statement).
Summary of Fourth Quarter 2022 Results by Segment
(see page 16 of the Financial Supplement for a description of our reportable segments. All comparisons are vs. fourth quarter 2021, unless noted otherwise).
Employers Segment
The Employers segment reported net income before income taxes of $58.7 million versus $69.7 million.
Highlights included the following:
–Underwriting income of $24.2 million versus $27.5 million;
–Calendar year combined ratio of 86.6% versus 82.4%;
–Current accident year loss and loss adjustment expense ratio of 64.3% versus 64.2%;
–Favorable prior year loss reserve development of 12.8 percentage points versus 15.6 percentage points;
–Commission expense ratio of 14.5% versus 13.7%;
–Underwriting expense ratio of 20.6% versus 20.1%;
–Net investment income of $24.3 million versus $16.7 million; and
–Net realized and unrealized gains on investments of $12.0 million versus $24.8 million.

Cerity Segment
The Cerity segment reported a net loss before income tax of $1.6 million versus $2.4 million.
Highlights included the following:
–Underwriting loss of $3.3 million versus $3.2 million;
–Gross premiums written of $3.2 million versus $0.5 million;
–Consistent current accident year loss and loss adjustment expense ratios to that of the Employers segment;
–Favorable prior year loss reserve development of $0.1 million,
–Net investment income of $1.4 million versus $0.7 million; and
–Net realized and unrealized gains on investments of $0.3 million versus $0.1 million.
Corporate and Other
Corporate and Other activities reported net income (loss) before income taxes of $(1.2) million versus $1.1 million. Highlights included the following:
–LPT amortization, which served to reduce losses and loss adjustment expenses, of $2.0 million versus $5.4 million;
–Net investment income of $1.3 million versus $0.3 million;
–Net realized and unrealized gains on investments of $1.4 million versus $0.1 million, and
–General and administrative expenses of $5.7 million versus $4.6 million.
Share Repurchases and First Quarter 2023 Dividend Declarations
During the fourth quarter of 2022, the Company repurchased 40,355 shares of its common stock at an average price of $42.15 per share. During the period from January 1, 2023 through February 15, 2023, the Company repurchased a further 98,631 shares of its common stock at an average price of $42.75 per share. The Company currently has a remaining share repurchase authorization of $43.2 million.
On February 15, 2023, the Board of Directors declared a first quarter 2023 dividend of $0.26 per share. The dividend is payable on March 15, 2023 to stockholders of record as of March 1, 2023.
Earnings Conference Call and Webcast
The Company will host a conference call on Friday, February 17, 2023 at 11:00 a.m. Eastern Standard Time / 8:00 a.m. Pacific Standard Time.
To participate in the live conference call you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will be accessible on the Company’s website following the live call.
Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, including the effects of the Coronavirus (COVID-19) pandemic, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,”

“intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Company Contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor Relations Contact:
Karin Daly, The Equity Group Inc. (212) 836-9632 or kdaly@equityny.com